EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-152505 on Form S-8 of our report dated June 29, 2010, appearing in this Annual Report on Form 11-K of the Rayonier Inc. Savings Plan for Non-Bargaining Unit Hourly Employees at Certain Locations for the year ended December 31, 2009.

/s/ ENNIS, PELLUM & ASSOCIATES, P.A.

Jacksonville, Florida

June 29, 2010